Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

Form S-8	No. 333-78125	Republic Services, Inc. 1998 Stock Incentive Plan

Form S-8	No. 333-104048	Republic Services, Inc. Amended and Restated 1998 Stock Incentive Plan

Form S-8	No. 333-150943	Republic Services, Inc. 2007 Stock Incentive Plan

Form S-8	No. 333-156070
Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan)

Form S-8	No. 333-159779	Republic Services, Inc. 2009 Employee Stock Purchase Plan

Form S-8	No. 333-170174	Republic Services, Inc. Deferred Compensation Plan

Form S-8	No. 333-175879	Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan

Form S-3	No. 333-195485	Registration Statement
of our report dated February 11, 2016 (except Note 1, Note 2, Note 5, Note 6, Note 9, Note 14 and Note 16, as to which the date is June 3, 2016), with respect to the consolidated financial statements of Republic Services, Inc. and our report dated February 11, 2016, with respect to the effectiveness of internal control over financial reporting of Republic Services, Inc., included in this Current Report on Form 8-K.
/s/ Ernst & Young LLP
Phoenix, Arizona
June 3, 2016